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EXHIBIT 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 5, 2002 relating to the consolidated financial statements of ASPi Europe (ASPi, now named SmartVideo Technologies, Inc.) appearing in ASPi's annual report on Form 10-KSB for the year ended December 31, 2001. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

        We also consent to the reference to us under the caption "Experts" in Registration Statement on the Form S-8.

/s/ BDO Seidman

BDO Seidman

Seattle, Washington
January 10, 2003

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EXHIBIT 23.2 CONSENT OF INDEPENDENT ACCOUNTANTS